                                VOTING AGREEMENT


This Voting Agreement ("Agreement"), dated effective as of August 8, 1996 is among those stockholders of Carriage Service, Inc., a Delaware corporation ("Corporation") whose signatures appear on the signature pages of this Agreement under the caption "Stockholders" (referred to herein individually as a "Stockholder" and collectively as the "Stockholders") and, where applicable, the respective spouses of the Stockholders.

     1. INTRODUCTION. The Corporation and the Stockholders believe that it is in the best interests of each, respectively, to restrict transfers of the Stock of the Corporation and adopt certain voting restrictions on shares of the Stock. Accordingly, in consideration of the mutual promises contained herein, and subject to the terms and conditions herein set forth, the parties have entered into this Agreement.

     2.  CERTAIN DEFINITIONS.  As used in this Agreement:

         2.1. The Term "Board" means the Board of Directors of the Corporation and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

         2.2. The Term "Competitor" means any person or entity who is engaged in the funeral service, cemetery, crematory or related lines of business that, at the time of any proposed Disposition (or at any time within the twelve-month period preceding the date of the proposed Disposition), has any operations within a 50-mile radius of any locations of the Corporation or its Affiliates; and includes any other person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any such person or entity.

         2.3. The term "Disposition" shall mean any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Stock whether voluntary or involuntary, including, without limitation (a) as part of any liquidation of the Stockholder's assets or (b) as a part of any reorganization of a Stockholder pursuant to the United States or other bankruptcy law or other similar debtor relief laws.

         2.4. The term "Stock" means (a) all shares of Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value, of the Corporation owned by each of the Stockholders on the date hereof, (b) all shares of either Class A or Class B Common Stock hereafter issued by the Corporation to or acquired by any Stockholder, whether in connection with a purchase, issuance, grant, stock split, stock dividend, reorganization, warrant, option, convertible security, right to acquire or otherwise, (c) all shares of preferred stock, $.01 par value, of the Corporation ("Preferred Stock") owned by each of the Stockholders on the date hereof, and (d) all securities of the Corporation or any other corporation or entity which any Stockholder acquires in respect of his, her or its shares of either Class A or Class B Common Stock in connection with any exchange, merger, recapitalization, consolidation, reorganization or other transaction to which the Corporation is a party. All references herein to Stock owned by a Stockholder include the community interest or similar marital property interest, if any, of the spouse of such Stockholder in such Stock.

     3. DISPOSITIONS TO COMPETITORS. Notwithstanding anything in this Agreement to the contrary, no Stockholder shall, without the prior written consent of Stockholders holding Stock constituting at least 80% of the votes of all Stock subject to this Agreement, make any Disposition to any Competitor. Any Disposition in violation of this Section 3 shall be null and void. If such Stockholders approve any such Disposition, then all of the provisions of this Agreement (including this Section 3) shall apply to any subsequent transaction by the transferee of such Stock or any interests therein (except as expressly excluded by the other terms in this Agreement).

     4. VOTING RESTRICTIONS. The Stockholders agree that no Stockholder shall vote its shares of Stock (or any other securities of the Corporation having voting rights) in favor of any of the following actions unless Stockholders holding Stock constituting at least 80% of the votes entitled to be cast on such action are in favor of such action:

         (a) a merger, consolidation or other similar corporate action involving the Corporation or one of its Subsidiaries, on the one hand, and a Competitor on the other other hand, other than in connection with acquisitions of funeral homes or cemeteries by the Corporation that are structured as mergers or consolidations wherein the Corporation is the surviving entity or owns more than 50% of the surviving entity's capital stock;

         (b) the sale, lease, exchange or other disposition of all or substantially all of the assets and properties of the Corporation and its Subsidiaries to a Competitor; or

         (c) any amendment to Article V, VI or VII of the Company's Amended and Restated Certificate of Incorporation.

     5.  MISCELLANEOUS PROVISIONS.

         5.1. The Corporation shall pay all expenses incident to the negotiation (prior to its execution) and preparation of this Agreement including fees to legal counsel.

         5.2. This Agreement shall be construed by, subject to and governed in accordance with the internal laws of the State of Delaware without giving effect to conflict-of-laws or other principles which may result in the application of laws other than the internal laws of the State of Delaware.

        5.3. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

        5.4. This Agreement shall be binding upon the Corporation, the Stockholders, any spouses of the Stockholders, and their respective heirs, executors, administrators and permitted successors and assigns.

        5.5. This Agreement may be amended or waived from time to time by an instrument in writing signed by the Corporation and Stockholders holding Stock constituting at least

80% of the votes of all Stock subject to this Agreement at the time of such amendment, and such instrument shall be designated on its face as an "Amendment" to this Agreement; PROVIDED, HOWEVER, that any amendment which has the effect of making the restrictions on the disposition of Stock materially more onerous shall require the vote of all Stockholders affected by such amendment; and PROVIDED, FURTHER, that this Agreement may be amended by the Corporation without the consent of any Stockholder to cure any ambiguity or to cure, correct or supplement any defective provisions contained herein, or to make any other provision with respect to matters or questions hereunder as the Corporation may deem necessary or advisable; PROVIDED that such action shall not affect adversely the interest of any Stockholder.

         5.6. This Agreement shall terminate automatically upon the earlier of (a) the dissolution of the Corporation, (b) the occurrence of any event which reduces the number of Stockholders to one in accordance with the terms hereof, (c) the written approval of Stockholders holding Stock constituting at least 80% of the votes of all Stock subject to this Agreement, or (d) ten years from the date of this Agreement.

         5.7. Any Stockholder who disposes of all his Stock in conformity with the terms hereof shall cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

         5.8. The spouses of the individual Stockholders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Stock they may now or hereafter own, and agree that the termination of their marital relationship with any Stockholder for any reason shall not have the effect of removing any Stock of the Corporation otherwise subject to this Agreement from the coverage hereof and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement.

         5.9. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all of which counterparts taken together shall constitute one and the same instrument.

         5.10. If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity of the remaining provisions.

         5.11. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise. Without limiting the generality of the foregoing, the Stockholders agree that this Agreement shall replace and supersede the Stockholders Agreement dated September 25, 1995 (together with the Voting Agreement of even date herewith among the Stockholders and certain holders of the Corporation's Series C Preferred Stock and options to purchase Stock), which shall be deemed terminated effective as of the effective date of this Agreement.

         5.12. No person or entity not a party to this Agreement shall have rights under this Agreement, as a third party beneficiary or otherwise.

         5.13. If, and as often as, there are any changes in the Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Stock as so changed.

     This Agreement is executed by each Stockholder and spouse of a Stockholder to be effective as of the date first above written.

                                       STOCKHOLDERS

                                       /s/ C. BYRON SNYDER
                                       -----------------------------------
                                       C. Byron Snyder, individually and as
                                       General Partner of the 1996 Snyder
                                       Family Partnership, Ltd.


                                       /s/ MARTHANNE G. SNYDER
                                       -----------------------------------
                                       Marthanne G. Snyder, Spouse

                                       /s/ MELVIN C. PAYNE
                                       -----------------------------------
                                       Melvin C. Payne, individually and as
                                       General Partner of the 1996 Payne
                                       Family Partnership, Ltd.

                                       /s/ KAREN P. PAYNE
                                       -----------------------------------
                                       Karen P. Payne, Spouse

                                       /s/ MARK W. DUFFEY
                                       -----------------------------------
                                       Mark W. Duffy, individually and as
                                       Trustee of the Melvin C. Payne 1996
                                       Truste and the Karen P. Payne 1996
                                       Trust

                                       /s/ CINDY C. DUFFEY
                                       -----------------------------------
                                       Cindy C. Duffey, Spouse

                                       /s/ REID A. MILLARD
                                       -----------------------------------
                                       Reid A. Millard

                                       APPLEWOOD ASSOCIATES, L.P.

                                       By: /s/ BARRY K. FINGERHUT
                                           -----------------------------------
                                           Barry K. Fingerhut, General Partner


/s/ BARRY K. FINGERHUT                   /s/ JONATHAN LIEBER
-------------------------------------    -------------------------------------
Barry K. Fingerhut                       Jonathan Lieber


/s/ [illegible] FINGERHUT                /s/ CAROL ROSE LIEBER
-------------------------------------    -------------------------------------
Spouse                                   Spouse


/s/ IRWIN LIEBER                         /s/ HANNAH C. STONE
-------------------------------------    -------------------------------------
Irwin Lieber                             Hannah C. Stone


/s/ Madeline Lieber                      ----
-------------------------------------    -------------------------------------
Spouse                                   Spouse


/s/ MICHAEL J. MAROCCO                    /s/ SETH LIEBER
-------------------------------------    -------------------------------------
Michael J. Marocco                        Seth Lieber


/s/ [illegible] J. MAROCCO               ----
-------------------------------------    -------------------------------------
Spouse                                   Spouse



                                       LONGBOAT KEY ASSOCIATES


                                       By: /s/ Barry K. Fingerhut
                                           -----------------------------------
                                           Barry K. Fingerhut, General Partner


                                       WOODLAND AND PARTNERS

                                       By: /s/ BARRY RUBENSTEIN
                                           -----------------------------------
                                           Barry Rubenstein, General Partner

/s/ STUART W. STEDMAN                    Betty Ann Stedman Trust
-------------------------------------
Stuart W. Stedman
                                         By: /s/ [illegible]
                                            ----------------------------------
                                            Trustee

/s/ ELIZA F. STEDMAN                     By: /s/ [illegible]
-------------------------------------       ----------------------------------
Eliza F. Stedman                            Trustee

                                         By: /s/ [illegible]
                                            ----------------------------------
/s/ BETTY ANN STEDMAN                       Trustee
-------------------------------------
Betty Ann Stedman

                                         Wesley West Descendants Trust

/s/ CLARE STEDMAN                        By: /s/ [illegible]
-------------------------------------       ----------------------------------
Clare Stedman                               Trustee

                                         By: /s/ BETTY ANN WEST STEDMAN
                                            ----------------------------------
/s/ LYNN STEDMAN MEAGHER                    Trustee
------------------------------------
Lynn Stedman Meagher
                                         Courtney Lynn Meagher Trust

                                         By: /s/ [illegible]
                                            ----------------------------------
Evan Everett Meagher 1989 Trust             Trustee

By: /s/ [illegible]                      By: /s/ [illegible]
   ----------------------------------       ----------------------------------
   Trustee                                  Trustee

By: /s/ [illegible]
   ----------------------------------    Wesley West Stedman 1987 Trust
   Trustee
                                         By: /s/ BETTY ANN WEST STEDMAN
                                            ----------------------------------
                                            Trustee